EXHIBIT 99.1

The aggregate fees billed for the services rendered to us by KraftCPAs, PLLC for the years ended December 31, 2007 and December 31, 2006 were as follows:

	2007 (Corrected)	2007 (As Reported)	2006
Audit Fees(1)	$234,500	$65,447	$163,891
Audit-Related Fees	—	—	—
Tax Fees(2)	14,500	33,866	12,950
All Other Fees	—	—	—
Total	$249,000	$99,313	$176,841

(1)           The Audit Fees for the years ended December 31, 2007 and 2006 consisted principally of fees for professional services in connection with the audits of our annual financial statements, reviews of our quarterly financial statements and certain information included in our registration statement on Form S-1 in 2006.

(2)           The Tax Fees for the years ended December 31, 2007 and 2006 consisted principally of fees for professional services for tax compliance, tax advice and tax planning.